Sub-Item 77Q1(e)

Investment Advisory Agreement dated August 15, 2006 by and between JPMorgan Insurance Trust and J.P.Morgan Investment Management Inc. for the JPMorgan Insurance Trust International Equity Portfolio, JPMorgan Insurance Trust Large Cap Value Portfolio and JPMorgan Insurance Trust Small Cap Equity Portfolio. Incorporated herein by reference to Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A filed on August 16, 2006 (Accession Number 0001193125-06-174064).

Sub-Item 77Q1(d)

Rights of Class 2 shareholders described in the Trust’s Fourth Amended and Restated Declaration of Trust effective May 18, 2006, which is incorporated herein by reference to Post-Effective Amendment
No. 24 to the Registant’s Registration Statement on
Form N-1A filed on June 1, 2006 (Accession Number
0001193125-06-122815)

Rule 18f-3 Multiple-Class Plan, including Exhibit B, adopted as of May 18, 2006. Incorporated herein by reference
to Post-Effective Amendment No. 24 to the Registant’s
Registration Statement on Form N-1A filed on June 1,
2006 (Accession Number 0001193125-06-122815)